                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ORIOLE HOMES CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               ORIOLE HOMES CORP.
               1690 South Congress Avenue, Delray Beach, FL 33445
                                 (561) 274-2000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  April 12, 2000



To the Stockholders of Oriole Homes Corp.:

         The Annual Meeting of Oriole Homes Corp. will be held at the Company's headquarters, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida, on May 10, 2000 at 9:30 A.M., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.



                                          By order of the Board of Directors



                                          Harry A. Levy,
                                          Secretary



YOU ARE URGED, WHETHER YOU OWN ONE OR MORE SHARES, TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               ORIOLE HOMES CORP.
          1690 South Congress Avenue, Suite 200, Delray Beach, FL 33445
                                 (561) 274-2000


                                 PROXY STATEMENT

                                                                  April 12, 2000



PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Oriole Homes Corp., a Florida corporation (the "Company"). If the enclosed form of proxy is executed and returned, it will be voted in the manner directed therein, but may be revoked at any time prior to its exercise by written notification to the Secretary of the Company or by attendance and exercise of your right to vote at the meeting. The form of proxy vests in the persons named therein as proxies, discretionary authority to vote on any matters not now known to management which may come before the meeting. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         This Proxy Statement and the accompanying form of Proxy are being mailed on or about April 12, 2000 to all stockholders of record on March 15, 2000.

         The Annual Report of the Company for the fiscal year ended December 31, 1999 accompanies this Proxy Statement.

VOTING SECURITIES

         The Company had 1,863,649 shares of Class A Common Stock (par value $.10 per share) and 2,761,875 shares of Class B Common Stock (par value $.10 per share) outstanding as of the record date, March 15, 2000. Holders of record of stock at the close of business on that date will be the only persons to receive notice of and to vote at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share; holders of Class B Common Stock are entitled to one-tenth of a vote for each share on all matters coming before the meeting except that with respect to the election of Directors, the holders of Class B Common Stock, voting as a separate class, will elect 25% of the authorized number of Directors rounded up to the next higher whole number, and the holders of Class A Common Stock, voting as a separate class, will elect the balance. The number of Directors is presently fixed at five. Two Directors will be elected by the holders of Class B Common Stock and three Directors will be elected by the holders of Class A Common Stock.

                                PRINCIPAL HOLDERS

         The Company has two classes of voting securities, its Class A Common Stock and its Class B Common Stock. Shares of Class A Common Stock may be converted at any time into shares of Class B Common Stock on a one share-for-one share basis. Except for information relating to certain officers and directors of the Company, the information contained in the following table is derived from information contained in Schedules 13D and 13G. Information regarding shares held of a particular class of stock in the following table conforms to the disclosure contained in such Schedules and generally does not give effect to the conversion of shares of Class A Common Stock into shares of Class B Common Stock, except as noted in footnote 7 to the table.

         As of March 16, 2000 the only persons known to the Company to own more than 5% of the Company's outstanding voting securities were:


     NAME AND ADDRESS                           CLASS A                                 CLASS B
    -----------------                -----------------------------          -----------------------------
  Richard D. Levy(1)                 625,464(2)(3)           33.6%          233,161(2)(3)            8.4%

  Harry A. Levy(1)                   641,538(2)(4)           34.4%          295,836(2)(4)           10.7%

  Mark Levy(1)                        95,622(5)               5.1%           90,217(5)               3.3%

  FMR Corp.                               --                   --           261,800(6)               9.4%
  82 Devonshire Street
  Boston, MA 02109

  Andrew J. McLaughlin, Jr           150,200(7)               8.1%          666,900(7)              24.2%
  c/o Loeb Partners Corporation
  61 Broadway
  New York, NY 10006

  Dimensional Fund Advisors, Inc.    131,900(8)               7.1%          170,300(8)               6.2%
  1299 Ocean Ave., 11th Floor
  Santa Monica, CA 90401

  U.S.A. Fund Limited Partnership    117,400(9)               6.3%               --                   --
  C/O Gordon, Feinblatt et al
  233 East Redwood Street
  Baltimore, MD 21202-3332




(1) The address of each of these shareholders is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2) Richard D. Levy and Harry A. Levy are brothers. The above figures include 426,095 shares of Class A Common Stock and 100,758 shares of Class B Common Stock which the Levy's each have the right to vote.

(3) Includes 12,834 shares of Class A Common Stock and 22,184 shares of Class B Common Stock held by the wife of Richard D. Levy and 120,457 shares of Class A Common Stock and 122,395 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Harry A. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark
      Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Richard D. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(4) Includes 5,038 shares of Class A Common Stock and 5,038 shares of Class B Common Stock held by the wife of Harry A. Levy and 121,758 shares of Class A Common Stock and 167,458 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Richard D. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Harry A. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(5) Includes 2,210 shares of Class A Common Stock and 1,585 shares of Class B Common Stock owned by the wife of Mark Levy. Mark Levy disclaims any beneficial interest in the shares owned by his wife. Does not include shares of Class A Common Stock held by Levor Associates for the benefit of Mark Levy or shares of Class A Common Stock held by other partnerships to the extent held for his benefit. These shares are reported in footnotes 2 and 3.

(6) FMR Corp., the parent company of Fidelity Management & Research Company, reported beneficial ownership of 261,800 shares of Class B Common Stock pursuant to a Schedule 13G filed on February 14, 2000.

(7) Andrew J. McLaughlin, Jr., a registered representative of Loeb Partners Corporation, a registered broker/dealer, in New York, NY, reported beneficial ownership of 150,200 shares of Class A Common Stock and 666,900 shares of Class B Common Stock pursuant to a Schedule 13D filed on January 6, 2000. Of the 666,900 shares of Class B Common Stock disclosed on such Schedule 13D, 150,200 shares represent the shares of Class A Common Stock assuming conversion into shares of Class B Common Stock.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 131,900 shares of Class A Common Stock and 170,300 shares of Class B Common Stock as of December 31, 1999, pursuant to Schedule 13G filed on February 4, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serve as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(9) USA Fund, whose sole general partner is World Total Return, Inc., reported ownership of 117,400 shares of Class A Common Stock pursuant to Schedule 13D filed on November 19, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.


               STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

                                                                            Common Stock Ownership at
                                                                                   March 16, 2000
                                                                  -----------------------------------------------
             Name                      Office                            Class A                   Class B
             ----                      ------                     ---------------------     ---------------------
        Richard D. Levy (1)     Chairman of the Board;            625,464        33.6%      233,161          8.5%
                                Director

        Mark Levy (1)           President of the Company;          95,622         5.1%       90,217          3.3%
                                Director

        Harry A. Levy (1)       Vice-Chairman of the Board        641,538        34.4%      295,836         10.7%
                                and Secretary of the Company;
                                Director

        Paul R. Lehrer          Director                               --          --         5,400(2)        *


        George R. Richards      Director                               --          --         1,800(3)        *


        Joseph Pivinski (4)     Vice President-Finance, Treasurer      --          --            --          --
                                and Chief Financial Officer



        All Officers and Directors as a Group
          (includes 10 persons)                                   939,486        50.4%      530,970         19.2%


    (*)  Denotes less than 1%.

(1) See footnotes (2), (3), (4) and (5) to the table under the caption "Principal Holders".

(2) Represents beneficial ownership of 5,400 shares of Class B Common Stock beneficially owned pursuant to immediately exercisable option grants as follows: options to purchase 1,200 shares exercisable at $8.62 per share; options to purchase 1,200 shares exercisable at $7.50 per share; options to purchase 1,200 shares exercisable at $7.625 per share; options to purchase 1,200 shares exercisable at $7.375 per share; and options to purchase 600 shares exercisable at $4.50 per share. Common Stock ownership information does not include 600 shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 20, 2000 at $4.50 per share, and 600 shares that will be exercisable on May 12, 2000 and 600 shares that will be exercisable on May 12, 2001, each at $1.9375 per share.

(3) Represents beneficial ownership of 1,800 shares of Class B Common Stock beneficially owned pursuant to immediately exercisable option grants to purchase 1,200 shares exercisable at $7.375 per share and options to purchase 600 shares exercisable at $4.50 per share. Common Stock ownership information does not include 600 shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 20, 2000 at $4.50 per share, and 600 shares that will be exercisable on May 12, 2000 and 600 shares that will be exercisable on May 12, 2001, each at $1.9375 per share.

(4) Common Stock ownership does not include shares of Class B Common Stock issuable upon exercise of options that will become exercisable on December 14, 2000 for 3,000 shares at $2.25 per share.


                              ELECTION OF DIRECTORS

       The persons named as proxies in the enclosed proxy cards intend to vote all valid proxies received in favor of the election of each of the five persons named below as directors. The Company is authorized to have no less than three or more than nine directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at five. It is intended that the persons named in the first portion of the following list be elected by holders of Class A Common Stock and those persons named in the second portion of the list will be elected by holders of Class B Common Stock. Each nominee receiving a plurality of votes will be elected a Director. Abstentions and votes withheld by brokers in the absence of instructions from street name holders (broker non-vote) will be counted for purposes of determining whether a quorum is present and will have no effect on the election of Directors. The term of each director elected will expire at the next Annual Meeting of Stockholders and upon the election and qualification of his successor. If any nominee refuses or is unable to serve as a Director (which event is not now anticipated), the proxies will be voted for the other nominees and for such substituted nominee(s) as may be designated by the present Board of Directors. Any such action will be consistent with the rights of the holders of Class B Common Stock to elect a minimum of 25% of the Directors. Each of the named persons was elected at the last Annual Meeting of Stockholders.

BACKGROUND OF MANAGEMENT

         Information regarding each nominee for Director and non-Director member of management is set forth below. Except as otherwise indicated, each nominee has held the position indicated as his principal occupation for at least five years.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK:

         Richard D. Levy, age 70, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer of the Company since its organization in 1963.

         Mark Levy, age 47, has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mark Levy is the son of Richard D. Levy.

         Harry A. Levy, age 66, has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy is presently devoting the majority of his time at the Company, in addition to overseeing other family interests and investments. Harry A. Levy is the brother of Richard
D. Levy.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK:

         Paul R. Lehrer, age 50, is a partner in Colliers International, Inc., a company engaged in commercial and industrial real estate asset management for more than 20 years.

         George R. Richards, age 66, now retired, practiced law in Dade County, Florida from 1966 until April 1996. From May 1994 until April 1996, Mr. Richards was a solo practitioner, and from July 1979 to May 1994, Mr. Richards practiced with the law firm of Fine Jacobson Schwartz Nash & Block. Prior to his retirement, Mr. Richards was outside corporate counsel for the Company on various matters.

NON-DIRECTOR MANAGEMENT

         Joseph Pivinski, age 52, has served as Vice President-Finance, Treasurer and Chief Financial Officer of the Company since October 1997. From 1994 until October 1997, Mr. Pivinski was employed as the Vice President - Finance and Chief Financial Officer of New York City based ECCO Staffing Services, Inc.

         Christopher A. Feller, age 48, has served as Vice
President-Construction of the Company since 1985. From 1977 through 1984, Mr. Feller was the Construction Manager at several communities developed by the Company covering a variety of products.

         Michael A. Rich, age 53, has served as Vice President-Sales & Marketing since October 1999. From October 1997 until October 1999, Mr. Rich was employed as Executive Vice President-Marketing and Sales of Avatar Retirement Communities, Inc. From July 1975 through October 1997, Mr. Rich was Vice President-Sales and Marketing of Hilcoast Development Corp., formerly Cenvil Development Corp.

                             EXECUTIVE COMPENSATION


         The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                  (numbers shown as dollars except for shares)

                                                                            Long Term
                                         Annual Compensation              Compensation
                                 ----------------------------------           Awards           All Other
Name and Principal Position      Year          Salary         Bonus      Options/SARs(1)    Compensation (2)
---------------------------      ----          ------         -----      ---------------    ----------------
Richard D. Levy                  1999         $255,941          -0-             -0-              $16,683
Chairman of the                  1998         $272,500          -0-             -0-              $14,330
Board and Chief                  1997         $272,500          -0-             -0-              $13,206
Executive Officer

Mark Levy                        1999         $272,500          -0-             -0-              $ 2,500
President and Chief              1998         $272,500          -0-             -0-              $ 2,500
Operating Officer                1997         $272,500          -0-             -0-              $ 2,310

Harry A. Levy                    1999         $160,000          -0-             -0-              $ 9,590
Vice Chairman of the             1998         $160,000          -0-             -0-              $ 8,779
Board and Secretary              1997         $160,000          -0-             -0-              $ 8,048

Joseph Pivinski(3)               1999         $126,429       $8,700             -0-              $10,727
Vice President-Finance,          1998         $120,000          -0-           3,000              $  -0-
Treasurer and Chief              1997         $ 25,385          -0-             -0-              $  -0-
Financial Officer

Christopher A. Feller            1999         $108,992          -0-             -0-              $ 1,635
Vice President-                  1998         $108,992          -0-             -0-              $ 1,258
Construction                     1997         $108,992          -0-             -0-              $ 2,180


(1) Represents options to purchase Class B Common Stock granted in 1998 at $2.25 per share exercisable on December 14, 2000.


(2) Represents the Company contribution to the Profit Sharing Plan and in the cases of Richard D. Levy and Harry A. Levy also includes the economic benefits of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such a split dollar life policy and has retained an interest in the policies to the extent of the premiums paid.


(3) Mr. Pivinski joined the Company on October 6, 1997. Amounts shown as compensation for 1997 are for the period from such date through December 31, 1997.

PROFIT SHARING PLAN

      Effective January 1, 1990, the Company established a defined profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. Participant employees may contribute up to 15% of pretax annual compensation as defined in the Plan up to an annual maximum subject to change from time to time. The Company will match 25% of the participant's contributions, not to exceed 6% of the participant employee's annual compensation. The Company's contributions vest at the rate of 25% per year of employment. During the year ended December 31, 1999, the Company contributed a total of $45,577 to the Plan.

COMPENSATION OF DIRECTORS

      Non-employee directors are compensated $12,000 per year and are reimbursed for travel expenses in connection with their attendance at meetings. Non-employee directors also receive options under the Company 1994 Stock Option Plan for non-employee directors (the "Director Option Plan"). Under the Director Option Plan 20,000 shares are authorized, of which 10,800 have been granted. Each non-employee director will receive an option to purchase additional 1,200 shares after each Annual Meeting of shareholders up to a maximum of options to purchase 12,000 shares. Each option terminates on the 10th anniversary date of its grant. Participants are entitled to exercise one-half of the options granted on the first anniversary and one-half on the second anniversary of the date of grant.




OPTION GRANT IN LAST FISCAL YEAR

                                                                                                         Potential
                                                                                                      Realizable Value
                                                                                                     At Assumed Rates
                                                                                                        Of Stock
                                                                                                     Appreciation for
                    Number of Shares     Percent of Total                                               Option Term
                        Underlying       Options Granted    Exercise Price                           -----------------
  Name               Options Granted       to Employees         ($/Sh)          Expiration Date         5%($)/10%($)
  ----             -----------------     ----------------   --------------      ---------------      -----------------
Michael A. Rich          10,000                100%              $1.50          October 4, 2004      $19,144/$24,158




                                   COMMITTEES

         During 1999, the Company had an Audit Committee of its Board of Directors consisting of Paul R. Lehrer and George R. Richards, an Executive Committee consisting of Richard D. Levy, Harry A. Levy and Mark Levy, and a Compensation Committee consisting of Paul R. Lehrer and George R. Richards. The Audit and Compensation Committees each met four times and the Executive Committee met one time in 1999. It is anticipated that at the meeting of the Board of Directors, which will be held following the Shareholders Meeting, the Committees will be re-elected with the same membership.

         The Board of Directors has responsibility for establishing broad corporate policy and monitoring the overall performance of the Company, although it is not involved in the day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them periodically, as well as other reports made at Board meetings by the Chairman and other officers. The Board of Directors generally schedules four meetings each year following the conclusion of each quarter. The Board of Directors held four meetings in 1999.

         The Executive Committee performs the function of (1) a nominating committee in that it recommends new directors to the Board; and (2) a retirement committee in that it advises the Board with respect to the availability of pension and retirement plans and other potential benefits to employees of the Company.

         The Audit Committee consists solely of independent, non-employee members of the Board. It's principal functions are recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, and reviewing the independent auditors' recommendations for improvements of internal controls.

         The Compensation Committee consists solely of independent, non-employee members of the Board. Its principal functions are recommending to the full
Board compensation arrangements for senior management, recommending to the full Board the adoption and implementation of compensation and incentive plans and approving grants of stock options to officers and other employees of the Company.

         Each director attended more than three-fourths of the total number of meetings of the Board and all committees of the Board on which he served. All meetings of the Board and the Executive Committee were attended by all Director members of said Board or Committee.

                      REPORT OF THE COMPENSATION COMMITTEE



         The Compensation Committee of the Board of Directors was established in March 1993. The members of the Compensation Committee are currently Paul R. Lehrer and George R. Richards.

         The Committee's compensation philosophy is to link executive compensation to Company performance and provide competitive compensation for executives with similar responsibilities. The Compensation mix is to reflect a balance of annual cash awards, including incentive awards and long-term equity-based incentives. Annual incentive cash awards are to be granted based on the achievement of corporate financial targets and individual performance.

         In accordance with this philosophy, the Compensation Committee reviews the recommendations of the chief executive officer regarding compensation of the Company's seven highest paid executives. With regard to these persons, it was determined that such person's base salaries shall remain unchanged. To provide incentives to the Company's executives, the Compensation Committee has determined it appropriate to establish a bonus pool for these seven highest paid executives. A bonus of $8,700 was paid to Joseph Pivinski in 1999.

         The principal factors considered by the Committee in determining the salary and bonus arrangements for Richard D. Levy, the Chairman of the Board and Chief Executive Officer of the Company, include a review of Mr. Levy's historical salary and a link to the performance of the Company.

         To further the implementation of its compensation philosophy the Committee has the ability to grant executives incentive stock options under the Company's Employee Stock Option Plan. The purpose of such stock option grants is to provide incentives to such executives for the long-term growth of the Company.

         Section 162(m) of the Internal Revenue Code imposes a limitation on the Company's ability to deduct from income tax annual compensation in excess of $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated officers. The Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. It is not anticipated that compensation realized by any executive officer under programs now in effect will result in a material loss of tax deductions.

                                         The Compensation Committee



                                         Paul R. Lehrer and George R. Richards


COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of the compensation committee of any entity one of whose executive officers or directors is a director of the Company.

                            Base
                           Period
Company Name/Index         Dec 94       Dec 95       Dec 96       Dec 97       Dec 98       Dec 99
------------------         ------       ------       ------       ------       ------       ------
ORIOLE HOMES CORP -CL B      100        90.74        103.70        64.81        35.19         16.67
S&P INDEX                    100       137.58        169.17       225.60       290.08        351.12
PEER GROUP                   100        78.96        118.36       231.53       140.68        128.34





                                    [GRAPH]

(*) Based on a $100 investment in the stock of Oriole, the S & P 500 index and the stock of the Company's Peer Group. Total return assumes the reinvestment of dividends. The Peer Group is composed of Fairfield Communities Inc., Orleans Homebuilders Inc. (Formerly FPA Corp.), Schuler Homes Inc., Starrett Corp. (ACQ 2/13/98 by Starrett Acquisition), Sundance Homes Inc. and Zaring National Corp. (formerly Zaring Homes Inc.). These companies are engaged in the construction of single-family homes and condominiums and had sales volume of approximately $80 million-$235 million in 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has retained the firm of Grant Thornton LLP as auditors of the Company for the ensuing year. The Company expects a representative of Grant Thornton to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement, if he desires to do so. Such representative will be available to respond to appropriate questions.

                             STOCKHOLDERS PROPOSALS

         Shareholders who intend to present proposals at the annual meeting in 2001 and who wish to have such proposals included in the Company's proxy statement for that meeting must be certain that such proposals are received by the Secretary of the Company by December 14, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2001 annual meeting.

                             ADDITIONAL INFORMATION

         Management is not aware of any matters to be presented at the meeting other than the matters above mentioned and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the proxies will be voted thereon in the discretion of the persons named in the enclosed proxy card.

         Whether or not you plan to attend the meeting, kindly date and sign the enclosed proxy card(s) and return in the enclosed envelope.



                                            By order of the Board of Directors



                                            Harry A. Levy, Secretary

                               ORIOLE HOMES CORP.
                         PROXY FOR CLASS A COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints R.D. Levy, Mark Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Wednesday, May 10, 2000 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

    1. ELECTION OF DIRECTORS:        To elect Directors as set forth in the Proxy Statement.
       CLASS A STOCKHOLDERS:         FOR all nominees listed below                              WITHHOLD AUTHORITY to vote
                                     (except as marked to the contrary below*) [ ]              for all nominees listed below  [ ]


                                            R.D. Levy, H.A. Levy and M. Levy


             *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

    2. To transact such other business as may properly come before the meeting or any adjourment thereof.
       IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class A nominees.



   (Please sign on reverse side and return promptly in the enclosed envelope)

                           (Continued from other side)

      A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 12, 2000 and a copy of the Annual Report for the year ended December 31, 1999.


                                      Dated: ____________________________, 2000




                                      -----------------------------------------
                                      Signature



     NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.

                 (Sign Exactly as name appears on this proxy.)

                               ORIOLE HOMES CORP.
                         PROXY FOR CLASS B COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints R.D. Levy, Mark Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Wednesday, May 10, 2000 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

    1. ELECTION OF DIRECTORS:        To elect Directors as set forth in the Proxy Statement.
       CLASS B STOCKHOLDERS:         FOR all nominees listed below                               WITHHOLD AUTHORITY to vote
                                     (except as marked to the contrary below*) [ ]               for all nominees listed below  [ ]


                                            P.R. Lehrer and G.R. Richards


             *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

    2. To transact such other business as may properly come before the meeting or any adjourment thereof.
       IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class B nominees.



   (Please sign on reverse side and return promptly in the enclosed envelope)

                           (Continued from other side)

      A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 12, 2000 and a copy of the Annual Report for the year ended December 31, 1999.


                                      Dated: ____________________________, 2000




                                      -----------------------------------------
                                      Signature



     NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.

                 (Sign Exactly as name appears on this proxy.)